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                                                                    Exhibit 11.0

                             BTU INTERNATIONAL, INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)
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
                                              FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                           -------------------------------  -----------------------------
                                              July 1,          July 2,          July 1,       July 2,
                                               2001             2000             2001          2000
---------------------------------------------------------------------------------------------------------
Net (loss) income                           $(1,568)            $1,451         $(1,491)        $2,607
---------------------------------------------------------------------------------------------------------
Net (loss) income applicable to
  common stockholders                       $(1,568)            $1,451         $(1,491)        $2,607
=========================================================================================================

Weighted average number of
  shares outstanding:

     Basic Shares                         6,966,509          6,869,417       6,952,798      6,849,262
     Effect of Dilutive Options                   0            453,616               0        448,998
---------------------------------------------------------------------------------------------------------

     Diluted Shares                       6,966,509          7,323,033       6,952,798      7,298,260
=========================================================================================================
Earnings per Share

     Basic                                   $(0.23)             $0.21           (0.21)         $0.38

     Diluted                                 $(0.23)             $0.20           (0.21)         $0.36
=========================================================================================================
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